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                                                                    Exhibit 3.26

                              COLONIAL DOWNS, L.P.

            AMENDED AND RESTATED CERTIFICATE OF LIMITED PARTNERSHIP

     Pursuant to the provisions of the Virginia Revised Uniform Limited Partnership Act, Section 50-73.12 of the Code of Virginia of 1950, as amended, the undersigned, being the sole general partner of Colonial Downs, L.P., a Virginia limited partnership (the "Partnership"), does hereby sign, acknowledge and file this Amended and Restated Certificate of Limited Partnership.

                                    RECITALS
                                    --------

     The initial certificate of limited partnership of the Partnership (the "Initial Certificate") was filed for record in the Clerk's Office of the State Corporation Commission on September 30, 1993. The Initial Certificate was amended by a First Amendment to Certificate of Limited Partnership, which was filed for record in the Clerk's Office of the State Corporation Commission on June 15, 1994. The Initial Certificate was further amended by a Second Amendment to Certificate of Limited Partnership, which was filed for record in the Clerk's Office of the State Corporation Commission on March 21, 1997.

     This Amended and Restated Certificate of Limited Partnership is filed to reflect the withdrawal of the general partners of the Partnership (the "Withdrawing General Partners") and the admission of a new general partner (the "Admitted General Partner"). The following are the names and business addresses of the general partners who have withdrawn:

                          CD Entertainment Ltd, L.L.C.
                          1231 Main Avenue
                          Cleveland, Ohio 44113

                          Stansley Management Corp.
                          Post Office Box 456
                          Providence Forge, Virginia 23140

                                  CERTIFICATE
                                  -----------

     1. The name of the Partnership is Colonial Downs, L.P.

     2. The post office address of the office where the Partnership records shall be maintained is as follows:

                          Post Office Box 456
                          Providence Forge, Virginia 23140

     3. The name of the Partnership's initial registered agent is James L. Weinberg, Esquire, who is a resident of Virginia and a member of the Virginia State Bar. The post office address of the initial registered agent, located in the City of Richmond, is as follows:

                          Post Office Box 500
                          701 East Byrd Street

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                        Richmond, Virginia 23218-0500

     4. The name and business address of the sole general partner of the Partnership is as follows:

                        Stansley Racing Corp., a Virginia corporation Post Office Box 456
                        Providence Forge, VA 23140

     5. The latest date on which the Partnership is to be dissolved and its affairs wound up is December 31, 2075.

     6. The effective date of this Amended and Restated Certificate of Limited Partnership shall be the date on which the Certificate is filed with the State Corporation Commission of the Commonwealth of Virginia.

     IN WITNESS WHEREOF, the undersigned have executed and acknowledged this Amended and Restated Certificate of Limited Partnership, effective as of the ___ day of March, 1997.

                                        STANSLEY MANAGEMENT CORP., a Virginia
                                        corporation, Withdrawing General Partner

                                        By: /s/ Arnold Stansley
                                            ------------------------------------
                                                Arnold Stansley, President


STATE OF OHIO
CITY/COUNTY OF LUCAS, to wit:

     The foregoing instrument was acknowledged before me this 12/th/ day of March, 1997 by Arnold Stansley, President of Stansley Management Corp., a Virginia corporation, Withdrawing General Partner of Colonial Downs, L.P., a Virginia limited partnership.

                                        /s/ Ronald J. Tice
                                        ----------------------------------------
                                            Notary Public


                        RONALD J. TICE, Attorney at Law
My commission expires:  ---------------------------------
                        Notary Public -- State of Ohio
                        My Commission has no Expiration Date
                        Section 147.03 O.R.C.

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                                 CD ENTERTAINMENT LTD., L.L.C., an Ohio
                                 limited liability company, Withdrawing General Partner

                                 By: Jacobs Entertainment Ltd., its Manager

                                         By: /s/ Jeffrey P. Jacobs
                                             ------------------------------
                                             Jeffrey P. Jacobs, Manager

STATE OF Florida
CITY/COUNTY OF Palm Beach, to wit:

        The foregoing instrument was acknowledged before me this 12/th/ day of March, 1997 by Jeffrey P. Jacobs. Manager of Jacobs Entertainment, Ltd., Manager of CD Entertainment Ltd., L.L.C., an Ohio limited liability company, Withdrawing General Partner of Colonial Downs, L.P., a Virginia limited partnership.


                                              /s/ Linda M. De Coursey
                                                  ------------------------------
                                                           Notary Public

                              LINDA M. De COURSEY

My commission expires: ____________________________

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                                           STANSLEY RACING CORP., a Virginia
                                           corporation, Admitted General Partner

                                           By: /s/ Arnold W. Stansley
                                               --------------------------------
                                                   Arnold W. Stansley President


STATE OF OHIO
CITY/COUNTY OF Lucas, to wit:


     The foregoing instrument was acknowledged before me this 12/th/ day of March, 1997 by Arnold W. Stansley, President of Stansley Racing Corp., a Virginia corporation. Admitted General Partner of Colonial Downs, L.P., a Virginia limited partnership.


                                            /s/ Ronald J. Tice
                                            -----------------------------------
                                                Notary Public


My commission expires: Ronald J. Tice - Attorney at Law
                       --------------------------------
                       Notary Public - State of Ohio
                       My Commission has no Expiration Date
                       SECTION 147.03 O.R.C.